Active 39023313 Exhibit 10.2 AGCO CORPORATION ANNUAL INCENTIVE PLAN As amended through July 18, 2022 I. PURPOSE; EFFECTIVE DATE; PLAN YEAR 1.1 Purpose. Consistent with AGCO’s compensation philosophy, the purpose of this Annual Incentive Plan, which is the successor to the Management Incentive Plan (“Plan”), is to facilitate alignment of management with corporate objectives and shareholder interests, in order to achieve outstanding performance and to meet specific AGCO Corporation (“Corporation”) financial goals. It is the intention of the Corporation to establish an incentive compensation plan where payments are competitive, tied to performance and offer shareholder protection, and assist with the attraction and retention of key management staff. 1.2 Effective Date. The Plan, as amended, will be deemed effective as of January 1, 2022. 1.3 Plan Year. The “Plan Year” shall be the 12-month period ending December 31 of each year. II. ADMINISTRATION OF THE PLAN Subject to the provisions of the Plan, unless determined otherwise by the Corporation’s Board of Directors, the Talent & Compensation Committee of the Board of Directors (“Committee”) shall have the sole authority and discretion:  To construe and interpret the Plan;  To establish, amend, change, add to, alter and/or and rescind rules, regulations and guidelines for administration of the Plan;  To make all designations and determinations specified in the Plan;  Except as noted herein, to determine the amount of awards and payments to be made under the Plan and the status and rights of any Participant to payments under the Plan; and  To decide all questions concerning the Plan and to make all other determinations and to take all other steps necessary or advisable for the administration of the Plan. III. PLAN FUNDING The Plan will be funded annually as a part of the Corporation’s annual budgeting process.

2 Active 39023313 IV. ELIGIBILITY Participation is limited to key full-time personnel of the Corporation and its subsidiaries who have the ability to materially impact the financial success of the Corporation and have an acceptable performance review or rating. The Committee must approve all awards to elected officers of the Corporation, and management of the Corporation may approve the remainder. The Plan replaces any other type of bonus or non-qualified profit sharing program that a participant may have participated in previously. V. AWARD OPPORTUNITY Target incentive awards will be a percentage of a participant’s salary for the Plan Year. The Committee may change the target award levels from time-to-time as it deems advisable. Initial target award levels (as of 2022) are:  CEO: 150%  CFO: 100%  SVPs: 90%  Other Participants: Not more than 40% VI. PERFORMANCE CRITERIA AND GOALS 6.1 Performance Criteria. Awards under the Plan may be based upon corporate, regional/functional or personal goals. Generally, two to seven performance measures will be used to measure performance, and will differ depending on participant’s position with the Corporation. The Committee may change the performance criteria from time-to-time as it deems advisable. The initial performance criteria (as of 2022) are: Global/Corporate Regional Participants  Corporate:  Operating margin as a percentage of net sales  Return on net asset (RONA)  Net promoter score  Employee engagement  Corporate:  Operating margin as a percentage of net sales  RONA  Regional:  Regional operating margin as a percentage of net sales  Regional RONA Performance Definitions. Specific definitions initially (as of 2022) shall be:  Employee Engagement: The level of our employees’ commitment and connection to our organization. Employee Engagement is measured through an annual survey; the

3 Active 39023313 survey measures our employees’ collective level of engagement via their responses to four questions that comprise our “employee engagement index.”  Net Promoter Score: Overall customer satisfaction index that measures after-sales service, sales experience and product quality. Functional/Regional: Must be approved by the appropriate Senior Vice President, CEO or CFO. 6.2 Weighting of Measures. The weighting will differ depending on a participant’s position with the Corporation. The Committee may change the weighting from time-to-time as it deems advisable. The initial weighting (as of 2022) will be: Global/Corporate Regional Participants  Corporate Performance (100%)  Operating margin as a % of sales: 40%  RONA: 40%  Customer satisfaction: 10%  Employee experience: 10%  Corporate Performance (75%)  Operating margin as a % of sales: 40%  RONA: 40%  Customer satisfaction: 10%  Employee engagement: 10%  Regional Performance (25%)  Regional operating margin as a % of sales: 50%  Regional RONA: 50% 6.3 Performance Goals. The Committee shall approve annual written objective performance goals reflecting corporate performance not later than 90 days after the commencement of the Plan Year to which the goals relate. Such performance goals must be uncertain of achievement at the time that they are established and determinable by a third party with knowledge of the relevant facts. VII. PLAN TRIGGER; PAYMENT OF AWARDS; ADJUSTMENTS; DISCRETIONARY AWARDS 7.1 Plan Trigger. Incentive awards will not be paid for any category of performance measurement where the minimum threshold is not met. Notwithstanding the foregoing, the Committee may waive one or more minimum threshold requirements. 7.2 Payment of Awards. Based on year-end audited results and other designated measurements, the Corporation will determine the award achieved for each incentive category or measure, with the total earned performance award being the sum of these measures (i.e., corporate and functional/regional). Payments shall be made not later than March 15th of the year following the Plan Year for participants that are U.S. taxpayers and not later than March 31st of the year following the Plan Year for non-U.S. taxpayers. The achievement of the plan triggers and payouts must be approved in advance by the Committee. The target incentive award is determined by a percentage of the actual gross base salary earned by the employee during the relevant plan year

4 Active 39023313 (exclusive of bonus or other W-2 adjustments for moving expense, perquisites or other fringe benefits). The range of awards will vary based on performance from 0% to 300% of target bonus levels. The initial range (as of 2022) shall be: Performance Level as a % of Goal Payout Level as a % of Target Bonus Minimum: 80% Target: 100% Maximum: 140% CEO CFO SVP OTHER(No more than) 75% 50% 45% 40% 150% 100% 90% 80% 300% 200% 180% 160% Notwithstanding the foregoing, in no event may a participant receive more than $4,000,000 in a plan year. Other payment considerations include:  Calculations shall be based upon gross salary excluding bonuses, severance, equity and other incentive awards, the Corporation’s contributions to retirement plans, perquisites and similar items.  Amounts between levels will be determined through linear interpolation.  Employees hired subsequent to October 31 of a Plan Year will not participate until the following Plan Year.  If a participant is transferred into another position that is also eligible for the Plan, the participant’s award will be pro-rated based on the number of months during a Plan Year in each position.  If a participant is promoted to a higher level position during a Plan Year, the participant’s award will be based on the number of months worked in each position and the base pay and target award for each position.  If a participant is hired during a Plan Year, the participant’s award will be based on the number of complete months/pay period the participant was employed during the year.  If a participant terminates employment at any time before the award is paid due to death, approved retirement or disability, the participant (or the participant’s designated beneficiary) will receive a pro-rata share, based on gross base salary to the date of termination and actual performance, when awards are paid to other participants.  If a participant terminates his or her employment at any time before the award is paid, for reasons other than death, approved retirement or disability, then the participant will forfeit any award.

5 Active 39023313  If a participant is terminated without cause at any time before the award is paid, including due to death, approved retirement or disability, then the participant will receive a pro-rata share based on gross base salary to the date of termination and actual performance, when awards are paid to other participants.  If a participant is terminated for cause at any time before the award is paid, the participant will forfeit payment of the award.  Unless expressly approved otherwise, leaves of absence will result in a pro rata reduction of the award based upon the number of days absent, except for parental, military (up to two weeks) and short-term disability leaves in accordance with applicable policies, which shall not result in a reduction. 7.3 Adjustments. The Committee has the authority to make adjustments to the plan’s performance measures in the event of certain circumstances or uncontrollable events, which include, but are not limited to:  Significant one-time unexpected restructuring expenses  Significant unplanned costs associated with a merger or acquisition  Significant unplanned net income adjustments for debt refinancing  Significant unplanned or unexpected taxes and/or legal charges associated with changes in legislation  Changes in generally accepted accounting principles (GAAP) or the impact of any extraordinary items as determined under GAAP 7.4 Discretionary Awards. As appropriate, the Committee may make special awards for participants (at the time of grant in lieu of performance-based awards or at any time in addition to any other awards). Notwithstanding the foregoing, discretionary awards are separate and distinct awards and shall not be contingent upon the failure to pay any other performance-based award. 7.5 Change in Control. In the event of a change in control, the following payments shall be made. Promptly following the date of a change in control (but in all events within 30 days thereafter), each participant will be paid a pro rata portion of his or her bonus, based on actual performance as of such date extrapolated for a full Plan year. Such extrapolation shall be based upon results through the month most recently complete prior to the change in control. The pro rata portion shall be determined using a fraction where the numerator is the number of days from the beginning of the Plan year until and including the date of the change in control and the denominator is 365. If within two years following a change in control a participant who is identified in writing by the Committee as being expressly subject to this paragraph is terminated without cause, the participant will receive (i) a pro-rata share of his or her bonus, based on gross base salary to the date of termination and actual performance as of the date of termination extrapolated for a full Plan year and (ii) an amount equal to the average of the awards actually earned by the participant during the prior two completed Plan years and the current year’s bonus extrapolated actual

6 Active 39023313 performance. Any such extrapolation shall be based upon results through the month most recently completed prior to the termination. Such payments shall be made promptly after the termination (but in all events within 30 days thereafter). The pro rata calculation shall be made in the same manner as described in the immediately preceding paragraph, except that the numerator shall be determined until and including the date of termination. To the extent that a payment is due to a participant under any other section of this plan with respect to a year that includes the portion of the year covered by this section, the Company shall be entitled to receive a credit against such subsequent payment for payments made pursuant to this section. For the purposes of this plan, the term “change in control” shall mean change in the ownership of the Company, change in the effective control of the Company or change in ownership of a substantial portion of the Company’s assets, as described in Section 280G of the Code, including each of the following: (i) a change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possess more than 50% of the total fair market value or total voting power of the stock of the Company (unless any one person, or more than one person acting as a group, who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, acquires additional stock); (ii) change in the effective control of the Company is presumed (which presumption may be rebutted by the Committee) to occur on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of such Company; (iii) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election of such new directors; or (iv) a change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to 40% or more of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions unless the assets are transferred to: a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly by the Company; a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or an entity, at least 50% of the total value or voting power is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, 50% or more of the total value of voting power of all of the outstanding stock of the Company. VIII. MISCELLANEOUS PROVISIONS 8.1 Successors. All obligations of the Corporation under the Plan with respect to awards granted hereunder shall be binding on any successor to the Corporation, whether the

7 Active 39023313 existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise. 8.2 No Lien. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Corporation. 8.3 Termination and Amendment. The Plan may be terminated or amended by the Committee at any time, provided, however, that a termination or amendment shall not materially negatively impact awards that are outstanding as of the time of termination or amendment except as required by law. 8.4 No Employment Rights. No participant has any right to be retained in the employ of the Corporation or any subsidiary by virtue of participation in the Plan. 8.5 Governing Law. The Plan and awards hereunder shall be governed by and construed according to the laws of the State of Georgia.